EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated February 27, 1998, except as to Note 4 as to which the date is November 2, 1998 in the Registration Statement (Form SB-2) and related Prospectus of LifeRate Systems, Inc. for the registration of 17,113,000 shares of its Common Stock.

                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 9, 1998